Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2022 RESULTS

SANTA MONICA, CALIFORNIA, November 3, 2022 – Entravision Communications Corporation (NYSE: EVC), a leading global advertising solutions, media and technology company, today announced financial results for the three- and nine-month periods ended September 30, 2022.

Third Quarter 2022 Highlights

•
Record third quarter advertising revenue
•
Net revenue up 21% over the prior-year quarter
•
Net income attributable to common stockholders down 23% over the prior-year quarter
•
Consolidated adjusted EBITDA up 12% over the prior-year quarter
•
Operating cash flow up 62% over the prior-year quarter
•
Free cash flow down 31% over the prior-year quarter
•
Quarterly cash dividend of $0.025 per share

“Entravision continued to see progress in the third quarter of 2022, with revenue up 21% versus the prior-year period. Adjusted EBITDA also improved double-digits, increasing 12% year-over-year,” said Walter Ulloa, Chairman and Chief Executive Officer. “Entravision’s strength throughout the quarter was again driven by our digital segment, where revenue improved 29% versus the third quarter of 2021. In our television and audio businesses, political ad spend, in particular, continued to perform strongly."

Mr. Ulloa continued, “Entravision’s solid performance in the third quarter, together with our progress year-to-date, demonstrates the resiliency and growth of our business in a tough macro environment. We continue to strategically expand across the globe and now have operations in 40 countries across five continents in service of more than 7,000 clients. We are thoughtfully positioning our digital teams in emerging economies where Entravision’s unique offerings have a key first-mover advantage and where a critical mass of connected consumers exists alongside a growing advertising industry. We remain optimistic in finding multiple growth opportunities around the world for our digital business and look forward to sharing our progress as we continue to grow and expand globally."

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.025 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.1 million. The quarterly dividend will be payable on December 30, 2022 to shareholders of record as of the close of business on December 15, 2022, and the common stock will trade ex-dividend on December 14, 2022. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10.

Entravision Communications

Unaudited Financial Highlights (In thousands, except share and per share data)

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Net revenue	$241,014	$199,008	21%	$659,881	$526,298	25%
Cost of revenue - digital (1)	157,095	124,332	26%	431,951	318,118	36%
Operating expenses (2)	49,294	43,113	14%	140,527	124,969	12%
Corporate expenses (3)	9,525	7,253	31%	26,769	21,756	23%
Foreign currency (gain) loss	1,966	177	*	2,112	454	365%

Consolidated adjusted EBITDA (4)	25,972	23,195	12%	66,566	55,177	21%

Free cash flow (5)	$15,443	$22,382	(31)%	$44,026	$47,831	(8)%

Net income (loss)	$9,090	$13,884	(35)%	$19,444	$31,362	(38)%
Net (income) loss attributable to redeemable noncontrolling interest	$-	$(1,753)	(100)%	$-	$(5,938)	(100)%
Net (income) loss attributable to noncontrolling interest	$303	$-	*	$303	$-	*
Net income (loss) attributable to common stockholders	$9,393	$12,131	(23)%	$19,747	$25,424	(22)%

Net income (loss) per share attributable to common stockholders, basic	$0.11	$0.14	(21)%	$0.23	$0.30	(23)%
Net income (loss) per share attributable to common stockholders, diluted	$0.11	$0.14	(21)%	$0.23	$0.29	(21)%

Weighted average common shares outstanding, basic	84,945,873	85,390,333		85,469,675	85,207,992
Weighted average common shares outstanding, diluted	87,417,501	88,315,732		87,671,726	87,694,395
(1)
Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)
Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $1.0 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended September 30, 2022 and 2021, respectively, and $2.9 million and $1.0 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2022 and 2021, respectively.
(3)
Corporate expenses include $1.8 million and $0.8 million of non-cash stock-based compensation for the three-month periods ended September 30, 2022 and 2021, respectively, and $5.1 million and $2.3 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2022 and 2021, respectively.
(4)
Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.
(5)
Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Unaudited Financial Results (In thousands)

	Three-Month Period
	Ended September 30,
	2022	2021	% Change
Net revenue	$241,014	$199,008	21%
Cost of revenue - digital (1)	157,095	124,332	26%
Operating expenses (1)	49,294	43,113	14%
Corporate expenses (1)	9,525	7,253	31%
Depreciation and amortization	6,554	5,901	11%
Change in fair value of contingent consideration	734	-	*
Impairment charge	-	166	(100)%
Foreign currency (gain) loss	1,966	177	*
Other operating (gain) loss	(58)	(2,431)	(98)%

Operating income (loss)	15,904	20,497	(22)%
Interest expense, net	(2,267)	(1,702)	33%
Dividend income	6	207	(97)%
Realized gain (loss) on marketable securities	(473)	-	*

Income (loss) before income taxes	13,170	19,002	(31)%
Income tax benefit (expense)	(4,080)	(5,118)	(20)%

Net income (loss)	9,090	13,884	(35)%
Net (income) loss attributable to redeemable noncontrolling interest	-	(1,753)	(100)%
Net (income) loss attributable to noncontrolling interest	303	-	*
Net income (loss) attributable to common stockholders	$9,393	$12,131	(23)%

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue in the third quarter of 2022 totaled $241.0 million, up 21% from $199.0 million in the prior-year period. Of the overall increase, approximately $42.8 million was attributable to our digital segment and was primarily due to advertising revenue growth from our digital commercial partnerships business, and due to our investment in a variable interest entity during the third quarter of 2022 and our acquisition of 365 Digital during the fourth quarter of 2021, neither of which contributed to net revenue in the comparable period ended September 30, 2021. In addition, of the overall increase, approximately $0.1 million was attributable to our audio segment, primarily due to increases in political advertising revenue and local advertising revenue, partially offset by a decrease in national advertising revenue. The overall increase was partially offset by a decrease of approximately $0.8 million attributable to our television segment, primarily due to decreases in local and national advertising revenue, and a decrease in retransmission consent revenue. These decreases were mainly attributed to the expiration of our Univision and UniMás network affiliation agreements in Orlando, Tampa and Washington, D.C. on December 31, 2021. The decrease in our television segment revenue was partially offset by increases in political advertising revenue and spectrum usage rights revenue.

Cost of revenue in the third quarter of 2022 totaled $157.1 million, up 26% from $124.3 million in the prior-year period. The increase was primarily due to increased cost of revenue related to advertising revenue growth from our digital commercial partnerships business, and due to our investment in a variable interest entity during the third quarter of 2022 and our acquisition of 365 Digital during the fourth quarter of 2021, neither of which incurred cost of revenue for us in the comparable period ended September 30, 2021.

Operating expenses in the third quarter of 2022 totaled $49.3 million, up 14% from $43.1 million in the prior-year period. Of the overall increase, approximately $5.9 million was attributable to our digital segment and was primarily due to an increase in expenses associated with the increase in digital advertising revenue, an increase in salary expense and our investment in a variable interest entity during the third quarter of 2022 and our acquisition of 365 Digital during the fourth quarter of 2021, which did not incur operating expenses for us in the comparable period. Additionally, of the overall increase in operating expenses, approximately $0.4 million was attributable to our audio segment primarily due to an increase in expenses associated with the increase in local advertising revenue. The overall increase in operating expenses was partially offset by a decrease of approximately $0.1 million that was attributable to our television segment primarily due to a decrease in expenses associated with the decrease in local and national advertising revenue, partially offset by an increase in rent expense and an increase in bad debt expense.

Corporate expenses in the third quarter of 2022 totaled $9.5 million, up 31% from $7.3 million in the prior-year period. The increase was primarily due to increases in non-cash stock-based compensation and an increase in salaries.

Entravision Communications

Unaudited Financial Results (In thousands)

	Nine-Month Period
	Ended September 30,
	2022	2021	% Change
Net revenue	$659,881	$526,298	25%
Cost of revenue - digital (1)	431,951	318,118	36%
Operating expenses (1)	140,527	124,969	12%
Corporate expenses (1)	26,769	21,756	23%
Depreciation and amortization	19,212	16,159	19%
Change in fair value of contingent consideration	6,810	-	*
Impairment charge	-	1,604	(100)%
Foreign currency (gain) loss	2,112	454	365%
Other operating (gain) loss	(1,011)	(4,867)	(79)%

Operating income (loss)	33,511	48,105	(30)%
Interest expense, net	(5,309)	(5,052)	5%
Dividend income	20	211	(91)%
Realized gain (loss) on marketable securities	(473)	-	*

Income (loss) before income taxes	27,749	43,264	(36)%
Income tax benefit (expense)	(8,305)	(11,902)	(30)%

Net income (loss)	19,444	31,362	(38)%
Net (income) loss attributable to redeemable noncontrolling interest	-	(5,938)	(100)%
Net (income) loss attributable to noncontrolling interest	303	-	*
Net income (loss) attributable to common stockholders	$19,747	$25,424	(22)%

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue for the nine-month period of 2022 totaled $659.9 million, up 25% from $526.3 million in the prior-year period. Of the overall increase, approximately $139.1 million was attributable to our digital segment and was primarily due to advertising revenue growth from our digital commercial partnerships business. In addition, the increase in net revenue in our digital segment was due to our investment in a variable interest entity and our acquisition of 365 Digital during the third quarter of 2022 and fourth quarter of 2021, respectively, neither of which contributed to net revenue in the comparable period ended September 30, 2021, and due to our acquisition of MediaDonuts during the third of 2021, which only partially contributed to net revenue in the comparable period ended September 30, 2021. Additionally, of the overall increase, approximately $2.1 million was attributable to our audio segment, primarily due to increases in political advertising revenue and local advertising revenue, partially offset by a decrease in national advertising revenue. The overall increase was partially offset by a decrease of approximately $7.7 million attributable to our television segment, primarily due to decreases in local and national advertising revenue, and a decrease in retransmission consent revenue. These decreases were mainly attributed to the expiration of our Univision and UniMás network affiliation agreements in Orlando, Tampa and Washington, D.C. on December 31, 2021. The decrease in our television segment revenue was partially offset by increases in political advertising revenue and spectrum usage rights revenue.

Cost of revenue for the nine-month period of 2022 totaled $432.0 million, up 36% from $318.1 million in the prior-year period. The increase was primarily due to increased cost of revenue related to advertising revenue growth from our digital commercial partnerships business, and due to our investment in a variable interest entity and our acquisition of 365 Digital during the third quarter of 2022 and fourth quarter of 2021, respectively, neither of which incurred cost of revenue for us in the comparable period ended September 30, 2021, and due to our acquisition of MediaDonuts during the third of 2021, which only partially incurred cost of revenue for us in the comparable period ended September 30, 2021.

Operating expenses for the nine-month period of 2022 totaled $140.5 million, up 12% from $125.0 million in the prior-year period. Of the overall increase, approximately $15.5 million was attributable to our digital segment and was primarily due to an increase in expenses associated with the increase in digital advertising revenue and an increase in salary expense. In addition, the increase in operating expenses in our digital segment was due to our investment in a variable interest entity and our acquisition of 365 Digital during the third quarter of 2022 and fourth quarter of 2021, respectively, neither of which incurred operating expenses for us in the comparable period ended September 30, 2021, and due to our acquisition of MediaDonuts during the third of 2021, which only partially incurred operating expenses for us in the comparable period ended September 30, 2021. Additionally, of the overall increase in operating expenses, approximately $0.6 million was attributable to our audio segment primarily due to an increase in expenses associated with the increase in local advertising revenue. The overall increase in operating expenses was partially offset by a decrease of approximately $0.6 million

Entravision Communications

that was attributable to our television segment primarily due to a decrease in expenses associated with the decrease in local and national advertising revenue, partially offset by an increase in rent expense and bad debt expense.

Corporate expenses for the nine-month period of 2022 totaled $26.8 million, up 23% from $21.8 million in the prior-year period. The increase was primarily due to increases in non-cash stock-based compensation and an increase in salaries.

Balance Sheet and Related Metrics

Cash and marketable securities as of September 30, 2022 totaled approximately $164.8 million. Total debt under the Company’s credit agreement was $210.0 million. Net of $75 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 1.4 times as of September 30, 2022. Net of total cash and marketable securities, total leverage was 0.5 times.

Unaudited Segment Results (In thousands)

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Net Revenue
Digital	$188,877	$146,121	29%	$516,966	$377,826	37%
Television	35,678	36,450	(2)%	98,918	106,598	(7)%
Audio	16,459	16,437	0%	43,997	41,874	5%
Total	$241,014	$199,008	21%	$659,881	$526,298	25%

Cost of Revenue - digital (1)
Digital	$157,095	$124,332	26%	$431,951	$318,118	36%

Operating Expenses (1)
Digital	19,080	13,187	45%	51,577	36,064	43%
Television	20,003	20,148	(1)%	58,969	59,548	(1)%
Audio	10,211	9,778	4%	29,981	29,357	2%
Total	$49,294	$43,113	14%	$140,527	$124,969	12%

Corporate Expenses (1)	$9,525	$7,253	31%	$26,769	$21,756	23%

Consolidated adjusted EBITDA (1)	$25,972	$23,195	12%	$66,566	$55,177	21%

(1) Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 2.

Entravision Communications

Notice of Conference Call

Entravision Communications Corporation will hold a conference call to discuss its third quarter 2022 results on Thursday, November 3, 2022 at 4:30 p.m. Eastern Time. To access the conference call, please dial (844) 836-8739 (U.S.) or (412) 317-5440 (Int’l) ten minutes prior to the start time and reference Conference ID number 10171311. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a leading global advertising, media and ad-tech solutions company connecting brands to consumers by representing top platforms and publishers. Our dynamic portfolio includes digital, television and audio offerings. Digital, our largest revenue segment, is comprised of four business units: our digital sales representation business; Smadex, our programmatic ad purchasing platform; our branding and mobile performance solutions business; and our digital audio business. Through our digital sales representation business, we connect global media companies such as Meta, Twitter, TikTok and Spotify with advertisers in primarily emerging growth markets worldwide. Smadex is our mobile-first demand side platform, enabling advertisers to execute performance campaigns using machine learning. We also offer a branding and mobile performance solutions business, which provides managed services to advertisers looking to connect with global consumers, primarily on mobile devices, and our digital audio business provides digital audio advertising solutions for advertisers in the Americas. In addition to digital, Entravision has 49 television stations and is the largest affiliate group of the Univision and UniMás television networks. Entravision also manages 45 primarily Spanish-language radio stations that feature nationally recognized, Emmy award-winning talent. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addo.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
Net revenue	$241,014	$199,008	$659,881	$526,298

Expenses:
Cost of revenue - digital	157,095	124,332	431,951	318,118
Direct operating expenses	30,086	28,583	87,505	83,480
Selling, general and administrative expenses	19,208	14,530	53,022	41,489
Corporate expenses	9,525	7,253	26,769	21,756
Depreciation and amortization	6,554	5,901	19,212	16,159
Change in fair value of contingent consideration	734	-	6,810	-
Impairment charge	-	166	-	1,604
Foreign currency (gain) loss	1,966	177	2,112	454
Other operating (gain) loss	(58)	(2,431)	(1,011)	(4,867)
	225,110	178,511	626,370	478,193
Operating income (loss)	15,904	20,497	33,511	48,105
Interest expense	(3,055)	(1,714)	(7,225)	(5,287)
Interest income	788	12	1,916	235
Dividend income	6	207	20	211
Realized gain (loss) on marketable securities	(473)	-	(473)	-
Income (loss) before income taxes	13,170	19,002	27,749	43,264
Income tax benefit (expense)	(4,080)	(5,118)	(8,305)	(11,902)

Net income (loss)	9,090	13,884	19,444	31,362
Net (income) loss attributable to redeemable noncontrolling interest	-	(1,753)	-	(5,938)
Net (income) loss attributable to noncontrolling interest	303	-	303	-
Net income (loss) attributable to common stockholders	$9,393	$12,131	$19,747	$25,424

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic	$0.11	$0.14	$0.23	$0.30
Net income (loss) per share attributable to common stockholders, diluted	$0.11	$0.14	$0.23	$0.29

Cash dividends declared per common share, basic and diluted	$0.03	$0.03	$0.08	$0.08

Weighted average common shares outstanding, basic	84,945,873	85,390,333	85,469,675	85,207,992
Weighted average common shares outstanding, diluted	87,417,501	88,315,732	87,671,726	87,694,395

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$121,589	$185,094
Marketable securities	43,212	-
Restricted cash	751	749
Trade receivables, net of allowance for doubtful accounts	194,291	201,747
Assets held for sale	-	1,963
Prepaid expenses and other current assets	42,517	18,925
Total current assets	402,360	408,478
Property and equipment, net	61,649	62,498
Intangible assets subject to amortization, net	64,704	64,034
Intangible assets not subject to amortization	209,053	209,053
Goodwill	86,715	71,708
Deferred income taxes	1,462	1,462
Operating leases right of use asset	42,027	25,582
Other assets	8,487	8,527
Total assets	$876,457	$851,342

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$5,060	$4,903
Accounts payable and accrued expenses	240,994	212,655
Operating lease liabilities	5,406	7,304
Total current liabilities	251,460	224,862
Long-term debt, less current maturities, net of unamortized debt issuance costs	207,817	207,416
Long-term operating lease liabilities	39,363	20,988
Other long-term liabilities	29,283	72,930
Deferred income taxes	70,064	68,220
Total liabilities	597,987	594,416

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	770,639	780,388
Accumulated deficit	(502,747)	(522,494)
Accumulated other comprehensive income (loss)	(2,025)	(977)
Total stockholders' equity	265,876	256,926
Noncontrolling interest	12,594	-
Total equity	278,470	256,926
Total liabilities and equity	$876,457	$851,342

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$9,090	$13,884	$19,444	$31,362
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,554	5,901	19,212	16,159
Impairment charge	-	166	-	1,604
Deferred income taxes	62	4,649	(3,151)	8,348
Non-cash interest	365	153	1,076	451
Amortization of syndication contracts	117	119	348	357
Payments on syndication contracts	(70)	(115)	(304)	(354)
Non-cash stock-based compensation	2,786	1,094	7,995	3,300
(Gain) loss on marketable securities	473	-	473	-
(Gain) loss on disposal of property and equipment	39	(2,622)	(599)	(2,622)
Change in fair value of contingent consideration	734	-	6,810	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	4,708	(16,361)	22,296	(15,894)
(Increase) decrease in prepaid expenses and other assets	1,069	(642)	(183)	2,267
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(10,691)	3,169	4,725	8,802
Net cash provided by operating activities	15,236	9,395	78,142	53,780
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	-	9,431	2,671	9,431
Purchases of property and equipment	(4,673)	(1,433)	(7,882)	(4,269)
Purchase of a businesses, net of cash acquired	-	(12,847)	-	(12,847)
Investment in variable interest entities, net of cash consolidated	(5,164)	-	(5,164)	-
Purchases of marketable securities	(5,241)	-	(92,480)	-
Proceeds from marketable securities	36,369	10,000	46,868	27,800
Purchases of investments	-	(800)	-	(800)
Net cash provided by (used in) investing activities	21,291	4,351	(55,987)	19,315
Cash flows from financing activities:
Proceeds from stock option exercises	-	242	218	414
Tax payments related to shares withheld for share-based compensation plans	-	(70)	(267)	(528)
Payments on long-term debt	(1,001)	(750)	(2,501)	(2,250)
Dividends paid	(2,124)	(2,136)	(6,415)	(6,395)
Repurchase of Class A common stock	-	-	(11,280)	-
Payment of contingent consideration	(21,734)	-	(65,340)	-
Principal payments under finance lease obligation	(33)	-	(72)	-
Payments of capitalized debt costs	-	-	-	(604)
Net cash used in financing activities	(24,892)	(2,714)	(85,657)	(9,363)
Effect of exchange rates on cash, cash equivalents and restricted cash	5	(3)	(1)	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	11,640	11,029	(63,503)	63,729
Cash, cash equivalents and restricted cash:
Beginning	110,700	172,611	185,843	119,911
Ending	$122,340	$183,640	$122,340	$183,640

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021

Consolidated adjusted EBITDA (1)	$25,972	$23,195	$66,566	$55,177
EBITDA attributable to redeemable noncontrolling interest	-	2,036	-	9,127
EBITDA attributable to noncontrolling interest	(5)	-	(5)	-
Interest expense	(3,055)	(1,714)	(7,225)	(5,287)
Interest income	788	12	1,916	235
Dividend income	6	207	20	211
Realized gain (loss) on marketable securities	(473)	-	(473)	-
Income tax expense	(4,080)	(5,118)	(8,305)	(11,902)
Amortization of syndication contracts	(117)	(119)	(348)	(357)
Payments on syndication contracts	70	115	304	354
Non-cash stock-based compensation included in direct operating expenses	(981)	(321)	(2,878)	(971)
Non-cash stock-based compensation included in corporate expenses	(1,805)	(773)	(5,117)	(2,329)
Depreciation and amortization	(6,554)	(5,901)	(19,212)	(16,159)
Change in fair value of contingent consideration	(734)	-	(6,810)	-
Impairment charge	-	(166)	-	(1,604)
Other operating gain (loss)	58	2,431	1,011	4,867
Net (income) loss attributable to redeemable noncontrolling interest	-	(1,753)	-	(5,938)
Net (income) loss attributable to noncontrolling interest	303	-	303	-
Net income (loss) attributable to common stockholders	9,393	12,131	19,747	25,424

Depreciation and amortization	6,554	5,901	19,212	16,159
Impairment charge	-	166	-	1,604
Deferred income taxes	62	4,649	(3,151)	8,348
Non-cash interest	365	153	1,076	451
Amortization of syndication contracts	117	119	348	357
Payments on syndication contracts	(70)	(115)	(304)	(354)
Non-cash stock-based compensation	2,786	1,094	7,995	3,300
Realized (gain) loss on marketable securities	473	-	473	-
(Gain) loss on disposal of property and equipment	39	(2,622)	(599)	(2,622)
Change in fair value of contingent consideration	734	-	6,810	-
Net income (loss) attributable to redeemable noncontrolling interest	-	1,753	-	5,938
Net income (loss) attributable to noncontrolling interest	(303)	-	(303)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	4,708	(16,361)	22,296	(15,894)
(Increase) decrease in prepaid expenses and other assets	1,069	(642)	(183)	2,267
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(10,691)	3,169	4,725	8,802
Cash flows from operating activities	15,236	9,395	78,142	53,780

(1) Consolidated adjusted EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
Consolidated adjusted EBITDA (1)	$25,972	$23,195	$66,566	$55,177
Net interest expense (1)	(1,902)	(1,549)	(4,233)	(4,601)
Dividend income	6	207	20	211
Cash paid for income taxes	(4,018)	(469)	(11,456)	(3,554)
Capital expenditures (2)	(4,673)	(1,433)	(7,882)	(4,269)
Other operating gain (loss)	58	2,431	1,011	4,867
Free cash flow (1)	15,443	22,382	44,026	47,831

Capital expenditures (2)	4,673	1,433	7,882	4,269
EBITDA attributable to redeemable noncontrolling interest	-	2,036	-	9,127
EBITDA attributable to noncontrolling interest	(5)	-	(5)	-
(Gain) loss on disposal of property and equipment	39	(2,622)	(599)	(2,622)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	4,708	(16,361)	22,296	(15,894)
(Increase) decrease in prepaid expenses and other assets	1,069	(642)	(183)	2,267
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(10,691)	3,169	4,725	8,802
Cash Flows From Operating Activities	$15,236	$9,395	$78,142	$53,780

(1)
Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.